UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2009

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Welsh Road, Building 1, Suite 100, Horsham, PA 19044
(Address of principal executive offices, including zip code)

215 706 5302
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 16, 2009, the Board of Directors of NutriSystem, Inc., a Delaware corporation (the "Company"), adopted Amended and Restated Bylaws of the Company (the "Amended Bylaws"). The Amended Bylaws became effective on such date. The Company's Bylaws were amended and restated primarily to clarify and address the following Bylaw provisions:

*       Advance notice procedures to be followed for stockholder proposals and nominations of directors;

*       Vote required for the stockholders to remove a director with or without cause or to amend or repeal the Amended Bylaws; and
*       Clarify certain provisions of the Amended Bylaws.
The Amended Bylaws require that stockholders making nominations or proposals include additional information and disclosures, including the following:

*       With respect to a director nomination, a notice will be required to include additional information about the nominee, including all information about the proposed nominee that is required in the solicitation of proxies in an election contest or otherwise required pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

*       With respect to a stockholder proposal, the proposal will be accompanied by a disclosure about the reasons for the proposal and any interest that the stockholder has in the proposal.
*       With respect to a stockholder proposal or director nomination, a notice will be required to include information about the interest of a stockholder giving the notice and specified persons associated with such stockholder in the Company or its securities or the proposal or nomination, including information about investment intent and disclosures about any hedging activity or other similar arrangements entered into by these persons.

In addition to the amended requirements on information and disclosure, for notice to be considered timely, such notice must be received by the Company no earlier than the 120th day and not later than the 90th day prior to the anniversary date of the preceding annual meeting of stockholders. Furthermore, a stockholder will be required to provide updates of the information and disclosure to the Company at certain specified dates prior to the meeting.

The Amended Bylaws also require the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the shares of the Company outstanding and entitled to vote thereon for stockholders to (a) remove a director for cause or (b) amend or repeal the Amended Bylaws.

Additionally, the Amended Bylaws clarify that (1) the Company shall, not may, advance expenses incurred by a Covered Person (as defined in the Amended Bylaws) in defending or investigating a threatened or pending proceeding in advance of its final disposition and (2) special meetings of stockholders may only be called by the Board, the Chairman of the Board and the Chief Executive Officer, and not by any other person or persons.

In addition to the amendments discussed above, other clarifying, non-substantive and conforming changes were made to the Amended Bylaws.

The foregoing is a summary description of the material amendments to the Company's Bylaws and is qualified in its entirety by reference to the full text of the Amended Bylaws. This description should be read in conjunction with the Amended Bylaws, a copy of which is filed as Exhibit 3.1 and is incorporated by reference in this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.
Exhibit No.        Description
3.1                    Amended and Restated Bylaws of NutriSystem, Inc., dated July 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: July 22, 2009	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Amended and Restated Bylaws of NutriSystem, Inc.